Exhibit 10.1.1.7
SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT
This Seventh Amendment to Employment Agreement (this “Amendment”) is entered into on the 15th day of January, 2015 by and between Stephen A. Wynn (“Employee”) and Wynn Resorts, Limited (“Employer”).
WHEREAS, Employee and Employer have entered into that certain Employment Agreement dated as of October 4, 2002, as amended (the “Employment Agreement”); and
WHEREAS, Employer is willing and Employee desires to modify certain terms and conditions to the Employment Agreement as more fully set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Employment Agreement, the parties hereto agree as follows:
1.    Amendments.
a.    Term. Employer and Employee agree to amend Section 6 of the Employment Agreement in its entirety to the following:
“6.    TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on October 24, 2022.”
b.     Base Salary. The term “Base Salary” shall mean Two Million Five Hundred Thousand Dollars ($2,500,000) per annum.
c.    Aircraft. Employer and Employee agree to amend Section 8(f) of the Employment Agreement in its entirety to the following:
“(f)    CORPORATE AIRCRAFT. Employee shall have the right to the personal use of Employer’s aircraft by Employee for Employee, Employee’s family and Employee’s guests. Employer and Employee shall enter into a separate time-sharing agreement for such personal use.”
2.    Effectiveness. The amendments set forth in Section 1 shall be effective as of January 1, 2015.
3.    Other Provisions of Agreement. The parties hereto acknowledge that the Employment Agreement is being modified only as stated herein, and agree that nothing else in the Employment Agreement shall be affected by this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.
WYNN RESORTS, LIMITED

/s/ Matt Maddox	/s/ Stephen A. Wynn
Matt Maddox, President	Stephen A. Wynn